September 2017

PRICING SUPPLEMENT Dated September 29, 2017

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-204908

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated April 29, 2016, Index supplement dated April 29, 2016 and Product Supplement dated May 2, 2016)

Structured Investments

Opportunities in International Equities

Capped Trigger Performance Leveraged Upside Securities (Capped Trigger PLUS) due October 5, 2021

$5,518,940 Based on the Value of the EURO STOXX 50® Index

Principal at Risk Securities

The Capped Trigger Performance Leveraged Upside Securities (the “Capped Trigger PLUS”) offer leveraged exposure to the performance of the EURO STOXX 50® Index (the “underlying index”). The Capped Trigger PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying index. At maturity, if the closing level of the underlying index on the valuation date (the “final level”) is less than the trigger level, the investor is fully exposed to a loss of their initial investment that is proportionate to the decline in the closing level of the underlying index from the pricing date to the valuation date (the “underlying return”). At maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying index, subject to the maximum payment at maturity. Accordingly, the Capped Trigger PLUS do not guarantee any return of principal at maturity and you could lose your entire investment. The Capped Trigger PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Capped Trigger PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Capped Trigger PLUS and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying index:	EURO STOXX 50® Index
Aggregate principal amount:	$5,518,940
Stated principal amount:	$10 per Capped Trigger PLUS
Issue price:	$10 per Capped Trigger PLUS (see “Commissions and issue price” below), offered at a minimum investment of 100 Capped Trigger PLUS (representing a $1,000 investment)
Denominations:	$10 per Capped Trigger PLUS and integral multiples thereof
Interest:	None
Pricing date:	September 29, 2017
Original issue date:	October 4, 2017 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capped Trigger PLUS on any date prior to two business days before delivery will be required, by virtue of the fact that the Capped Trigger PLUS are initially expected to settle in three business days (T + 3), to specify alternative settlement arrangements to prevent a failed settlement.
Valuation date:	September 30, 2021, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	October 5, 2021, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪ If the underlying return is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity

▪ If the underlying return is zero or negative and the final level is equal to or greater than the trigger level:
Stated Principal Amount of $10

▪ If the underlying return is negative and the final level is less than the trigger level:
$10 + ($10 x Underlying Return)
Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Leveraged upside payment:	$10 x Leverage Factor x Underlying Return
Maximum gain:	70.00%
Initial level:	3,594.85, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	5.0
Maximum payment at maturity:	$17.00 per Capped Trigger PLUS, which is equal to $10 + ($10 × Maximum Gain)
Trigger level:	2,696.14, which is equal to 75% of the initial level, as determined by the calculation agent
CUSIP:	90280X216
ISIN:	US90280X2163
Listing:	The Capped Trigger PLUS will not be listed on any securities exchange
Agent:	UBS Securities LLC
Commissions and issue price:	Price to public	Fees and Commissions(1)	Proceeds to issuer
Per Capped Trigger PLUS:	100%	2.50%(a) + 0.50%(b) 3.00%	97.00%
Total:	$5,518,940.00	$165,568.20	$5,353,371.80
(1)

UBS Securities LLC has agreed to purchase from UBS AG the Capped Trigger PLUS at the price to public less a fee of $0.30 per $10.00 stated principal amount of Capped Trigger PLUS. UBS Securities LLC has agreed to resell all of the Capped Trigger PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of Capped Trigger PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of Capped Trigger PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management by the agent or its affiliates. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the Capped Trigger PLUS as of the pricing date is $9.52 for Capped Trigger PLUS based on the value of the EURO STOXX 50® Index. The estimated initial value of the Capped Trigger PLUS was determined on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Capped Trigger PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this document.

Notice to investors: the Capped Trigger PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Capped Trigger PLUS at maturity, and the Capped Trigger PLUS can have downside market risk similar to the underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Capped Trigger PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Capped Trigger PLUS.

You should carefully consider the risks described under ‘‘Risk Factors’’ beginning on page 15 and under ‘‘Risk Factors’’ beginning on page PS-17 of the product supplement before purchasing any Capped Trigger PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Capped Trigger PLUS. You may lose some or all of your initial investment in the Capped Trigger PLUS. The Capped Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Capped Trigger PLUS or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Capped Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated May 2, 2016	Index supplement dated April 29, 2016	Prospectus dated April 29, 2016

Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Additional Information about UBS and the Capped Trigger PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the Capped Trigger PLUS and an index supplement for various securities we may offer, including the Capped Trigger PLUS) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Product supplement dated May 2, 2016:
http://www.sec.gov/Archives/edgar/data/1114446/000139340116000653/c438540_6901168-424b2.htm

Index supplement dated April 29, 2016:
http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Prospectus dated April 29, 2016:
http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Capped Trigger PLUS” refers to the Capped Trigger Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated April 29, 2016, references to the “accompanying index supplement” mean the UBS index supplement, dated April 29, 2016 and references to the “accompanying product supplement” mean the UBS product supplement titled “Performance Leveraged Upside Products”, dated May 2, 2016.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Capped Trigger PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Capped Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Capped Trigger PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Investment Overview

Capped Trigger Performance Leveraged Upside Securities

The Capped Trigger PLUS Based on the Value of the EURO STOXX 50® Index due October 5, 2021 can be used:

▪	As an alternative to direct exposure to the underlying index that enhances the return for a certain range of positive performance of the underlying index; however, by investing in the Capped Trigger PLUS, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for dividends, interest payments or exposure to the positive performance of the underlying index beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
▪	To enhance returns and potentially outperform the underlying index in a moderately bullish scenario.
▪	To achieve similar levels of upside exposure to the underlying index as that of a hypothetical direct investment while using fewer dollars by taking advantage of the leverage factor.
▪	To provide a return of principal in the event that the underlying return is negative and the final level is equal to or greater than the trigger level.

Maturity:	Approximately 48 months
Leverage factor:	5.0
Trigger level:	2,696.14, which is equal to 75% of the initial level
Maximum payment at maturity:	$17.00 per Capped Trigger PLUS, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	70.00%
Interest:	None
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the Capped Trigger PLUS.
Listing:	The Capped Trigger PLUS will not be listed or displayed on any securities exchange or electronic communication network.

Key Investment Rationale

Investors can use the Capped Trigger PLUS to leverage returns by a factor of 5.0, up to the maximum gain, and obtain contingent protection against a loss of principal in the event that the underlying return is negative and the final level is equal to or greater than the trigger level. At maturity, investors will receive an amount in cash based upon the underlying return. Investors may lose all of their initial investment in the Capped Trigger PLUS.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents and the Capped Trigger PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the Capped Trigger PLUS.

Leveraged Performance	The Capped Trigger PLUS offer investors an opportunity to capture enhanced returns on relative to a hypothetical direct investment in the underlying index, within a certain range of positive performance.

Trigger Feature	At maturity, if the underlying return of the Capped Trigger PLUS is negative and the final level is equal to or greater than the trigger level, you will receive your stated principal amount even though the level of the underlying index has depreciated.

Upside Scenario	The underlying return is positive and, at maturity, the Capped Trigger PLUS redeem for (a) the stated principal amount of $10 plus the lesser of the stated principal amount of $10 multiplied by the leverage factor of 5.0 multiplied by the underlying return and (b) the maximum payment at maturity.

Par Scenario	If the underlying return is zero or negative and the final level is equal to or greater than the trigger level, at maturity you will receive the stated principal amount at maturity.

Downside Scenario	If the underlying return is negative and the final level is less than the trigger level, at maturity you will receive less than 75% of the stated principal amount, if anything, resulting in a loss of your initial investment proportionate to the underlying return. For example, if the underlying return is -35%, each Capped Trigger PLUS will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the Capped Trigger PLUS and you could lose all of your initial investment.
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Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Investor Suitability

The Capped Trigger PLUS may be suitable for you if:

■	You fully understand the risks inherent in an investment in the Capped Trigger PLUS, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical investment in the underlying index or in the underlying equity constituents.
■	You believe the final level of the underlying index will be equal to or greater than the trigger level and, if the final level is less than the trigger level, you can tolerate receiving a payment at maturity that will be significantly less than the stated principal amount and may be zero.
■	You believe the level of the underlying index will appreciate over the term of the Capped Trigger PLUS, and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the Capped Trigger PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■	You understand and accept that your potential return on the Capped Trigger PLUS is limited to the maximum gain and you would be willing to invest in the Capped Trigger PLUS based on the maximum payment at maturity indicated on the cover hereof.
■	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity constituents.
■	You are willing and able to hold the Capped Trigger PLUS to maturity, a term of approximately 48 months, and accept that there may be little or no secondary market for the Capped Trigger PLUS.
■	You seek an investment with exposure to companies in the Eurozone.
■	You are willing to assume the credit risk of UBS for all payments under the Capped Trigger PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the Capped Trigger PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Capped Trigger PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Capped Trigger PLUS may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the Capped Trigger PLUS, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that may have the same downside market risk as a hypothetical investment in the underlying index or in the underlying equity constituents.
■	You believe that the level of the underlying index will decline during the term of the Capped Trigger PLUS and that the final level is likely to be less than the trigger level, or you believe that the underlying return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof.
■	You seek an investment that has an unlimited return potential or you would be unwilling to invest in the Capped Trigger PLUS based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the Capped Trigger PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■	You seek current income from your investment or prefer to receive the dividends paid on the underlying equity constituents.
■	You are unable or unwilling to hold the Capped Trigger PLUS to maturity, a term of approximately 48 months, or seek an investment for which there will be an active secondary market.
■	You do not seek an investment with exposure to companies in the Eurozone.
■	You are not willing to assume the credit risk of UBS for all payments under the Capped Trigger PLUS, including any repayment of principal.
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Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Fact Sheet

The Capped Trigger PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each Capped Trigger PLUS that the investor holds an amount in cash, if anything, that may be greater than, equal to or less than the stated principal amount based upon the underlying return and whether the final level is greater than, equal to or less than the trigger level. The Capped Trigger PLUS do not guarantee any return of principal at maturity and investors may lose all of their initial investment in the Capped Trigger PLUS. All payments on the Capped Trigger PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the Capped Trigger PLUS and, in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
September 29, 2017	October 4, 2017 (3 business days after the pricing date)	September 30, 2021 (48 months after the pricing date)	October 5, 2021 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG, London Branch
Underlying index:	EURO STOXX 50® Index
Aggregate principal amount:	$5,518,940
Stated principal amount:	$10 per Capped Trigger PLUS
Issue price:	$10 per Capped Trigger PLUS, offered at a minimum investment of 100 Capped Trigger PLUS (representing a $1,000 investment)
Denominations:	$10 per Capped Trigger PLUS and integral multiples thereof
Interest:	None
Payment at maturity:

▪ If the underlying return is positive:
The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
In no event will the payment at maturity exceed the maximum payment at maturity.

▪ If the underlying return is zero or negative and the final level is equal to or greater than the trigger level:
Stated Principal Amount of $10

▪ If the underlying return is negative and the final level is less than the trigger level:
$10 + ($10 x Underlying Return)
Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Leveraged upside payment:	$10 x Leverage Factor x Underlying Return
Initial level:	3,594.85, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	5.0
Maximum payment at maturity:	$17.00 per Capped Trigger PLUS, which is equal to $10 + ($10 × Maximum Gain)
Trigger level:	2,696.14, which is equal to 75% of the initial level, as determined by the calculation agent
Maximum gain:	70.00%
Risk factors:	Please see “Risk Factors” herein
September 2017	Page 4

Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

General Information
Listing:	The Capped Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP:	90280X216
ISIN:	US90280X2163
Tax considerations:

The U.S. federal income tax consequences of your investment in the Capped Trigger PLUS are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in ''Supplemental U.S. Tax Considerations’’ of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.

U.S. Tax Treatment. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Capped Trigger PLUS. Pursuant to the terms of the Capped Trigger PLUS, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Capped Trigger PLUS as pre-paid derivative contracts with respect to the underlying index. If your Capped Trigger PLUS are so treated, you should generally recognize gain or loss upon the taxable disposition of your Capped Trigger PLUS. Such gain or loss should generally be long-term capital gain or loss if you hold your Capped Trigger PLUS for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Capped Trigger PLUS.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Capped Trigger PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Capped Trigger PLUS, it is possible that your Capped Trigger PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Capped Trigger PLUS could differ materially from the treatment described above, as described further under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ beginning of the accompanying product supplement.

The Internal Revenue Service (“IRS”), for example, might assert that the Capped Trigger PLUS should be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.

Section 1297. We will not attempt to ascertain whether the issuer of any underlying equity constituent (an “underlying constituent issuer”) would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition of the Capped Trigger PLUS. You should refer to information filed with the SEC or an equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Capped Trigger PLUS. According to the Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Capped

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Trigger PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Capped Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special ‘‘constructive ownership rules’’ of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their ”net investment income,” which may include any income or gain realized with respect to the Capped Trigger PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Capped Trigger PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Capped Trigger PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Capped Trigger PLUS if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the taxable disposition of a Capped Trigger PLUS generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018.

Based on our determination that the Capped Trigger PLUS are not

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“delta-one” with respect to any underlying index or any U.S. index constituent stock, our counsel is of the opinion that the Capped Trigger PLUS should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Capped Trigger PLUS. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Capped Trigger PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying index, underlying equity constituents or your Capped Trigger PLUS, and following such occurrence your Capped Trigger PLUS could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Capped Trigger PLUS under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the underlying index, underlying equity constituents or the Capped Trigger PLUS. A non-U.S. holder that enters, or has entered, into other transactions in respect of the underlying index, underlying equity constituents or the Capped Trigger PLUS should consult its tax advisor regarding the application of Section 871(m) of the Code to its Capped Trigger PLUS in the context of its other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Capped Trigger PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Capped Trigger PLUS.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the Capped Trigger PLUS is unclear, it is possible that any contingent payment with respect to the Capped Trigger PLUS could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the Capped Trigger PLUS after 2018 as being subject to the FATCA rules. If withholding applies to the Capped Trigger PLUS, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the Capped Trigger PLUS.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Capped Trigger PLUS purchased after the bill was enacted to accrue interest income over the term of the Capped Trigger PLUS despite the fact that there will be no interest payments over the term of the Capped Trigger PLUS. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Capped Trigger PLUS.

Additionally, in 2013, the House Ways and Means Committee released

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in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would have been to require instruments such as the Capped Trigger PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the Capped Trigger PLUS are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Capped Trigger PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including the taxing jurisdictions of the underlying constituent issuers).

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the Capped Trigger PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Capped Trigger PLUS as described below.

In connection with the sale of the Capped Trigger PLUS, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the underlying index or underlying equity constituents, or purchases and sales of Capped Trigger PLUS, in each case before, on and/or after the pricing date of the Capped Trigger PLUS. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the Capped Trigger PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the Capped Trigger PLUS from time to time and payment on the Capped Trigger PLUS at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the Capped Trigger PLUS specified on the front cover of this document at the price to public less a fee of $0.30 per $10.00 stated principal amount of Capped Trigger PLUS. UBS Securities LLC has agreed to resell all of the Capped Trigger PLUS to Morgan Stanley Smith Barney (also known as “Morgan Stanley Wealth Management”) with an underwriting discount of $0.30 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.25 per $10.00 stated principal amount of Capped Trigger PLUS that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any Capped Trigger Plus after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Capped Trigger PLUS, thus creating an additional

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conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Capped Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Capped Trigger PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Capped Trigger PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Capped Trigger PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Capped Trigger PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Capped Trigger PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Capped Trigger PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” herein.

Validity of the Capped Trigger PLUS:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Capped Trigger PLUS offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Capped Trigger PLUS will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated June 20, 2017 filed with the SEC as an exhibit to a Current Report on Form 6-K on June 20, 2017. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Capped Trigger PLUS, authentication of the Capped Trigger PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated June 15, 2015 filed with the SEC as an exhibit to a Current Report on Form 6-K on June 15, 2015.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the Capped Trigger PLUS distributed by such dealers.

This document represents a summary of the terms and conditions of the Capped Trigger PLUS. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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How the Capped Trigger PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Capped Trigger PLUS are specified in this pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the Capped Trigger PLUS.

The graph is based on the following terms:

Stated principal amount:	$10 per Capped Trigger PLUS
Leverage factor:	5.0
Hypothetical Initial Level:	3,500
Hypothetical Trigger Level:	2,625, which is 75% of the respective hypothetical initial level
Maximum Payment at Maturity:	$17 per Capped Trigger PLUS
Maximum Gain:	70%
Minimum Payment at Maturity:	None

EXAMPLE 1: The underlying index appreciates over the term of the Capped Trigger PLUS, and investors receive the stated principal amount plus the leveraged upside payment.

Final level	3,850
Underlying Return	(3,850 -3,500) / 3,500 = 10%
Payment at Maturity	= $10 + lesser of (a) Leveraged Upside Payment and (b) Maximum Payment at Maturity
= $10 + lesser of (a) ($10 x Leverage Factor x Underlying Return) and (b) ($10 x Maximum Gain)
= $10 + lesser of (a) ($10 x 5.0 x 10%) and (b) ($10 x 70%)
= lesser of (a) $15 and (b) $17 = $15 (Payment at Maturity)

In Example 1, the final level is greater than the initial level and the underlying return is 10%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 5.0 times the underlying return, resulting in a payment at maturity of $15 per Capped Trigger PLUS (a total return of 50%).

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EXAMPLE 2: The underlying index appreciates over the term of the Capped Trigger PLUS, and investors receive the maximum payment at maturity.

Final level	4,060
Underlying Return	(4,060 -3,500) / 3,500 = 16%
Payment at Maturity	= $10 + lesser of (a) Leveraged Upside Payment and (b) Maximum Payment at Maturity
= $10 + lesser of (a) ($10 x Leverage Factor x Underlying Return) and (b) ($10 x Maximum Gain)
= $10 + lesser of (a) ($10 x 5.0 x 16%) and (b) ($10 x 70%) = lesser of (a) $18 and (b) $17
= $17 (Payment at Maturity)

In Example 2, the final level is greater than its initial level and the underlying return is 16%. Because the underlying return, when multiplied by the leverage factor of 5.0 is greater than the maximum gain, investors receive the maximum payment at maturity, resulting in a payment at maturity of $17 (a total return of 70%).

EXAMPLE 3: The underlying index declines over the term of the Capped Trigger PLUS, and investors receive the stated principal amount at maturity.

Final level	2,800
Underlying Return	(2,800 -3,500) / 3,500 = -20%
Payment at Maturity	= $10 (Payment at Maturity)

In Example 3, the final level is less than the initial level but equal to or greater than the trigger level and the underlying return is -20%. Because the final level is equal to or greater than the trigger level, even though the underlying return is negative, investors receive the stated principal amount of $10 per Capped Trigger PLUS (a total return of 0%).

EXAMPLE 4: The underlying index declines over the term of the Capped Trigger PLUS, and investors receive less than the stated principal amount at maturity.

Final level	1,750
Underlying Return	(1,750 -3,500) / 3,500 = -50%
Payment at Maturity	=$10 + ($10 x Underlying Return)
=$10 + ($10 x -50%)
= $10 + (-$5)
=$5 (Payment at Maturity)

In Example 4, the final level is less than the trigger level and the underlying return is -50%. Because the final level of the underlying index is less than its trigger level, investors are exposed to the decline in the level of the underlying index from its initial level, resulting in a payment at maturity of $5 per Capped Trigger PLUS (a loss of 50%).

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How it works

▪	Upside Scenario. If the underlying return is positive, investors will receive (a) the stated principal amount of $10 plus the lesser of the stated principal amount of $10 multiplied by the leverage factor of 5.0 multiplied by the underlying return and (b) the maximum payment at maturity. Under the hypothetical terms of the Capped Trigger PLUS, an investor will realize the maximum payment at maturity at a final level of 114% of the initial level.
▪	If the underlying return is 10%, investors will receive a 50% return, or $15 per Capped Trigger PLUS.
▪	If the underlying return is 15%, investors will receive only the hypothetical maximum payment at maturity of $17 per Capped Trigger PLUS.
▪	If the underlying return is 30%, investors will receive only the hypothetical maximum payment at maturity of $17 per Capped Trigger PLUS.
▪	Par Scenario. If the underlying return is zero or negative but the final level is equal to or greater than the trigger level, investors will receive an amount equal to the $10 stated principal amount.
▪	If the underlying return is -5%, investors will receive an amount equal to the $10 stated principal amount.
▪	Downside Scenario. If the underlying return is negative and the final level is less than the trigger level, investors will receive an amount that less than 75% of the $10 stated principal amount, if anything, resulting in a loss of their initial investment that is proportionate to the underlying return.
▪	If the underlying return is -40%, investors would lose 40% of the stated principal amount and receive only $6 per Capped Trigger PLUS at maturity, or 60% of the stated principal amount. There is no minimum payment at maturity on the Capped Trigger PLUS and investors may lose all of their initial investment.
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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Capped Trigger PLUS that they hold an amount in cash based upon the underlying return of the underlying index on the valuation date, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity.

Leveraged Upside Payment
Stated Principal Amount			Stated Principal Amount		Leverage Factor		Underlying Return
$10	+	[	$10	x	5.0	x	(	Final Level – Initial Level Initial Level	)]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero or negative and the final level is equal to or greater than the trigger level:

the Stated Principal Amount of $10

If the underlying return is negative and the final level is less than the trigger level:

$10 + ($10 x Underlying Return)

Stated Principal Amount		Stated Principal Amount			Underlying Return
$10	+	[	$10	x	(	Final Level – Initial Level Initial Level	) ]

Accordingly, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Capped Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Capped Trigger PLUS.

▪	The Capped Trigger PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Capped Trigger PLUS may result in a loss. The terms of the Capped Trigger PLUS differ from those of ordinary debt securities in that the Capped Trigger PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. UBS will only repay the stated principal amount of the Capped Trigger PLUS at maturity if the final level is equal to or greater than the trigger level. If the underlying return is negative and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the Capped Trigger PLUS, and, you could lose a percentage of your principal amount and, in extreme situations, you could lose all of your initial investment.
▪	Your potential return on the Capped Trigger PLUS is limited to the maximum gain. The return potential of the Capped Trigger PLUS is limited to the maximum gain of 70.00%. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the Capped Trigger PLUS may be less than it would be in a hypothetical direct investment in the underlying index.
▪	The leverage factor applies only if you hold the Capped Trigger PLUS to maturity. You should be willing to hold the Capped Trigger PLUS to maturity. If you are able to sell the Capped Trigger PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the then-current underlying return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor, subject to the maximum gain from UBS only if you hold the Capped Trigger PLUS to maturity.
■	The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the Capped Trigger PLUS to maturity. If you are able to sell the Capped Trigger PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index at that time is equal to or greater than the trigger level.
▪	Credit risk of UBS. The Capped Trigger PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Capped Trigger PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Capped Trigger PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Capped Trigger PLUS, you could lose all of your initial investment.
▪	Market risk. The return on the Capped Trigger PLUS, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.
■	Fair value considerations.
o	The issue price you pay for the Capped Trigger PLUS exceeds their estimated initial value. The issue price you pay for the Capped Trigger PLUS exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the Capped Trigger PLUS by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Capped Trigger PLUS incorporate certain variables, including the level of the underlying index, the volatility of the underlying index and the expected
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dividends on the underlying equity constituents, prevailing interest rates, the term of the Capped Trigger PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Capped Trigger PLUS to you. Due to these factors, the estimated initial value of the Capped Trigger PLUS as of the pricing date is less than the issue price you pay for the Capped Trigger PLUS.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Capped Trigger PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Capped Trigger PLUS at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Capped Trigger PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Capped Trigger PLUS determined by reference to our internal pricing models. The estimated initial value of the Capped Trigger PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Capped Trigger PLUS in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Capped Trigger PLUS as of the pricing date. We may determine the economic terms of the Capped Trigger PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Capped Trigger PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Capped Trigger PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Capped Trigger PLUS.
■	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Capped Trigger PLUS. The Capped Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Capped Trigger PLUS will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Capped Trigger PLUS, although they are not required to do so and may stop making a market at any time. If you are able to sell your Capped Trigger PLUS prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Capped Trigger PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Capped Trigger PLUS in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Capped Trigger PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Capped Trigger PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Capped Trigger PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such Capped Trigger PLUS at a price that exceeds (i) our valuation of the Capped Trigger PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Capped Trigger PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Capped Trigger PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to
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our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Capped Trigger PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Capped Trigger PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of Capped Trigger PLUS prior to maturity. The market price of the Capped Trigger PLUS will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the Capped Trigger PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Capped Trigger PLUS.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Capped Trigger PLUS in any secondary market.
▪	Owning the Capped Trigger PLUS is not the same as owning the underlying equity constituents. The return on the Capped Trigger PLUS may not reflect the return you would realize if you actually owned the underlying equity constituents. For example, your return on the Capped Trigger PLUS is limited to the maximum gain, while the potential return on a direct investment in the underlying equity constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Capped Trigger PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the Capped Trigger PLUS. In addition, as an owner of the Capped Trigger PLUS, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.
▪	No assurance that the investment view implicit in the Capped Trigger PLUS will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be positive or that the final level will be equal to or greater than the trigger level. The final level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each underlying equity constituent in particular, and the risk of losing some or all of your initial investment.
▪	There are non-U.S. securities markets risks associated with the underlying index. The underlying equity constituents are issued by non-U.S. companies and are traded on various non-U.S. exchanges An investment in notes linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Moreover, certain aspects of a particular non-U.S. economy may differ favorably
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or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
▪	The underlying index reflects price return, not total return. The return on the Capped Trigger PLUS is based on the performance of the underlying index, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on the Capped Trigger PLUS will not include such a total return feature or dividend component.
▪	The underlying return will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the underlying equity constituents are traded in a non-U.S. currency and the Capped Trigger PLUS are denominated in U.S. dollars. The value of the Capped Trigger PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the underlying equity constituents are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Capped Trigger PLUS, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.
▪	Changes that affect the underlying index will affect the market value of your Capped Trigger PLUS. The policies of the index sponsor, as specified under “Information about the underlying index” (the “index sponsor”), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the levels of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of the Capped Trigger PLUS.
▪	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict the index sponsor’s actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the Capped Trigger PLUS offering in any way and has no obligation to consider your interest as an owner of the Capped Trigger PLUS in taking any actions that might affect the market value of your Capped Trigger PLUS.
▪	Potential UBS impact on price. Trading or hedging transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or underlying equity constituents may adversely affect the level of the underlying index, the performance and, therefore, the market value of the Capped Trigger PLUS and the payment at maturity, if any.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with the underlying constituent issuers of or trading activities related to the underlying index or any underlying equity constituents, which may present a conflict between the interests of UBS and you, as a holder of the Capped Trigger PLUS. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the underlying index. The calculation agent can postpone the determination of the initial level or final level of the underlying index (and therefore the settlement date or maturity date, as applicable) if a market disruption event occurs and is continuing on the trade date or valuation date, respectively. As UBS determines the economic terms of the Capped Trigger PLUS, including the maximum gain, leverage factor and trigger level, and such terms include hedging costs, issuance costs and projected profits, the Capped Trigger PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Capped Trigger PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Capped Trigger PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Capped Trigger PLUS and the underlying index.
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Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities
▪	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Capped Trigger PLUS. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Capped Trigger PLUS, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Capped Trigger PLUS. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Capped Trigger PLUS and/or the ability of UBS to make payments thereunder.
▪	Uncertain tax treatment — Significant aspects of the tax treatment of the Capped Trigger PLUS are uncertain. You should read carefully the section entitled ‘‘Tax considerations’’ on page 6 herein and the section entitled ‘‘Supplemental U.S. Tax Considerations’’ in the accompanying product supplement and consult your tax advisor about your tax situation.
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Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Information about the underlying index

We have derived all information contained in this document regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the Capped Trigger PLUS.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The EURO STOXX 50® Index universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization. Additional information regarding the EURO STOXX 50® Index may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document, the accompanying product supplement, accompanying index supplement or the accompanying prospectus.

Information as of market close on September 29, 2017:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	3,594.85
52 Weeks Ago (on September 29, 2016):	2,991.58
52 Week High (on May 5, 2017):	3,658.79
52 Week Low (on November 4, 2016):	2,954.53

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Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 2, 2013 through September 29, 2017. The closing level of the underlying index on September 29, 2017 was 3,594.85. The graph below sets forth the daily closing levels of the underlying index for the period from January 2, 2007 through September 29, 2017. The dotted line represents the trigger level of 2,696.14, which is equal to 75.00% of the closing level of the underlying index on September 29, 2017. We obtained the information in the table below from Bloomberg Professional® service (‘‘Bloomberg’’), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

EURO STOXX 50® Index	High	Low	Period End
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85

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Capped Trigger PLUS due October 5, 2021 $5,518,940 Based on the Value of the EURO STOXX 50® Index Principal at Risk Securities

Underlying Index Historical Performance – Daily Closing Levels From January 2, 2007 to September 29, 2017

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